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                                                                   EXHIBIT 10.7


                            PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT, effective in all respects as of the 16th day of August, 1995, by and between HARBOUR GROUP INVESTMENTS III, L.P., a Delaware limited partnership, 7701 Forsyth Boulevard, St. Louis, Missouri 63105-1802 ("Holder") and P. Enoch Stiff, 720 East Newark Drive, West Bend, Wisconsin 53095 ("Participant").

                                   RECITALS:

     A. Holder has purchased or is about to purchase a 15% Subordinated Note, Due August 31, 2003, in the original principal amount of $2,000,000 (the "Note") from TRAK International, Inc., a Delaware corporation ("Issuer"), pursuant to the loan documentation attached hereto and made a part hereof by reference consisting of the following: the Note and the Subordinated Note Purchase Agreement dated August 16, 1995 (collectively called the "Loan Documents").

     B. Participant desires to purchase and Holder desires to sell a pro rata participation in the above-referenced loan, on a non-recourse basis, on the terms and conditions more fully hereinafter set forth.

     1.  DEFINITIONS.

         (a) "Loan" means the principal amount of the subject loan, and all advances, disbursements and other extensions of credit (and any extensions or renewals of time for payment thereof) made or to be made by Holder to or on behalf of Issuer pursuant to the said Loan Documents;

         (b) "Collateral" means and includes the Loan Documents, and any opinions of counsel, corporate and/or partnership certifications, and all other instruments and documents received by Holder from or on behalf of Issuer or otherwise required by Holder in connection with the Loan, together with all extensions, renewals or modifications thereof; and

         (c) "Collections" means all money (net of collection expenses reasonably incurred by Holder as set forth in Paragraph 5 hereof), from whatever source derived, received by Holder from time to time on account of the Loan or as proceeds of the Collateral.

     2.  SALE OF PARTICIPATION.

     Holder hereby sells to participant, and Participant hereby purchases from and agrees to pay Holder, for a three percent (3%) pro rata participation in the Loan on the terms and conditions herein set forth. As funds are advanced under the Loan, Holder and Participant will each advance their fractional share of each advance. Participant's share of the Loan shall be a fractional interest in the Loan to the extent of Participant's actual contributions from time to time in the principal amount of the Loan outstanding.

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     3.  DOCUMENTATION.

     Holder will retain the executed Loan Documents, true and correct copies of which (as executed) have been heretofore or shall be delivered to Participant, and shall make such Loan Documents available to Participant for inspection at Holder's offices. Without Participant's prior consent, Holder will not: (i) undertake to modify, extend, renew, amend or supplement the Loan Documents or any of the Collateral , or (ii) release, waive or discharge any obligations of the Issuer or the Collateral, except upon payment of the Loan in accordance with the Loan Documents.

     4.  ADMINISTRATION.

         (a) The Loan Documents and the Collateral shall be dealt with and enforced by Holder, in Holder's own name, on behalf of Holder and Participant. Holder will promptly notify Participant of any default in payment under the Loan Documents which is not cured within thirty (30) days of the due date of such payment and of any action proposed to be taken by Holder in the administration of the Loan not in the ordinary course of business. Holder will service the Loan in accordance with Holder's usual practices and in conformity with the Loan Documents, in the ordinary course of business, and Holder shall bear the usual servicing expenses except as is hereinafter provided in Paragraph 5;

         (b) When and as Holder shall be obligated to advance $2,000,000 under the Loan Documents, Participant shall make available to Holder on demand $60,000, in immediately available funds or in other form reasonably acceptable to Holder;

         (c) Holder will receive and receipt for all Collections (on our joint behalves) and will apply the same to Issuer's account, our respective amounts in the Loan will be increased or reduced as each advance is made or as principal is repaid. Participant's share of Collections will be remitted to Participant as received by Holder, as Participant shall instruct. Participant shall bear the risk of loss pro rata in accordance with its fractional interest in the outstanding principal of the Loan without recourse to Holder;

         (d) Holder will not be liable to Participant for any action taken or omitted, or for errors in judgment, except as the same may arise from Holder's gross negligence or willful misconduct. Although Holder believes the Loan to be collectible in accordance with the terms of the Loan Documents, Holder does not assume or warrant and shall have no responsibility or liability (expressed or implied) for the collectibility, enforceability, adequacy, genuineness or validity of the Loan, Loan Documents or the Collateral, or any credit or other information furnished by Holder to Participant. Participant shall have independently determined the validity, enforceability and adequacy of all matters involved in the Loan and the Loan Documents and shall have made its own independent evaluation of Issuer and other obligors under the Collateral prior to funding any portion of his participation in the Loan.


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     5.  EXPENSES.

     All collection expenses reasonably incurred by Holder in connection with the Loan, other than in the ordinary course of servicing a loan not in default, including but not limited to counsel fees, court costs and disbursements, and all recoveries thereof, shall be shared pro rata by Holder and Participant in accordance with our respective fractional interests in the Loan at the time such expenses are incurred.

     6.  OTHER PROVISIONS.

         (a)  This Participation Agreement is non-transferable.

         (b) Nothing herein contained confers to Participant or Holder any interest in or subjects Participant or Holder to any liability on account of the assets or liabilities of the other, except for Participant's interest in the Loan confirmed herein;

         (c)  Holder reserves the right to purchase at its option (upon two
(2) days notice) the unpaid principal amount of Participant's participation, at par plus accrued interest thereon to the date of such purchase, but Holder agrees not to sell its participation in the Loan without Participant's prior consent.

         (d) This Participation Agreement may not be modified orally, shall be governed in all respects by the laws of Missouri and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         (e) All notices and other communications shall be given or confirmed in writing and mailed to the addresses set forth on the first page of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first hereinabove written.

HARBOUR GROUP INVESTMENTS III, L.P.,
    a Delaware limited partnership

By: Harbour Group III Management Co., L.P., General Partner

    By:  HGM III Co., General Partner


     by: /s/ Samuel A. Hamacher
         ------------------------------
         Name:
         Title:

/s/ P. Enoch Stiff
---------------------------------------
P. Enoch Stiff


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